Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in this Amendment No. 1 to Registration Statement on Form S-1, of our report dated March 22, 2021, with respect to the consolidated financial statements of Progressive Care Inc. and Subsidiaries as of December 31, 2019 and for the year then ended which appears in such Amendment No. 1 to Registration Statement.

Miami, Florida

December 6, 2021